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                [Letterhead of Jackson Walker L.L.P.]


                          September 20, 2000

First Banks, Inc.
135 North Meramec Ave.
St. Louis, Missouri 63105


First Preferred Capital Trust II
135 North Meramec Ave.
St. Louis, Missouri 63105


        Re: First Preferred Capital Trust II ___% Cumulative Trust Preferred Securities

Ladies and Gentlemen:

        We have acted as counsel to First Banks, Inc., a Missouri corporation (the "Company"), and First Preferred Capital Trust II, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of: (i) __% Cumulative Trust Preferred Securities (the "Preferred Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement between the Company and State Street Bank and Trust Company, as Property Trustee (the "Trust Agreement"), to be offered in an underwritten public offering; and (ii) Subordinated Debentures (the "Subordinated Debentures") of the Company pursuant to the terms of an indenture between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Indenture"), to be sold by the Company to the Trust; and the proposed execution and delivery by the Company of the Preferred Securities Guarantee Agreement with respect to the Preferred Securities (the "Guarantee") between the Company and State Street Bank and Trust Company, as Guarantee Trustee. The Preferred Securities and the Subordinated Debentures are to be issued as contemplated by the registration statement on Form S-2 dated September 20, 2000 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission to register the issuances of the Preferred Securities, the Subordinated Debentures and the Guarantee under the Securities Act of 1933, as amended (the "Act"). Except as otherwise indicated, the terms utilized herein have the meaning ascribed to them in the Registration Statement.

        In rendering this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including: (i) the Registration Statement; (ii) the Form of Indenture included as an exhibit to the Registration Statement; (iii) the Form of the Subordinated Debenture included as an exhibit to the Registration Statement; (iv) the Form of original Trust Agreement, included as an exhibit to the Registration Statement; (v) the form of Amended and Restated Trust Agreement included as an exhibit to the Registration Statement; (vi) the Form of Guarantee included as an exhibit to the Registration Statement; and (vii) the Form of Preferred Security Certificate included as an exhibit to the Registration Statement (collectively the "Documents"). Our opinion is premised and conditioned on the accuracy of the facts contained in the Documents submitted to us as originals, the


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conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein and on the assumption that the transactions contemplated therein will be consummated in the manner described therein. In particular, and without limiting the scope of the preceding sentence, we have assumed for purposes of our opinion that the trustees of the Trust will conduct the affairs of the Trust in accordance with the Trust Agreement. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

        In our examination related to delivery of this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs
(1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of the Trust, the Preferred Securities of the Trust, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust, and others.

        We are members of the bar of the state of Texas, and we express no opinion as to the laws of any other jurisdiction.

        Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

             1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

             2. The Guarantee, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.


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        We hereby consent to the reference to us under the caption
"Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the inclusion of this legal opinion as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Jackson Walker L.L.P.

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